November 27, 2006

Janice Stinchfield, Vice President
Sovereign Precious Metals, LLC
One Financial Plaza, 3rd Floor
Providence, RI 02903

Re:

Finlay Fine Jewelry Corporation

Dear Janice:

Reference is made to that Amended and Restated Gold Consignment Agreement dated as of March 30, 2001, among Sovereign Precious Metals, LLC, as agent, the Institutions party thereto, Finlay Fine Jewelry Corporation and EFinlay, Inc. as amended from time to time (as amended, the “Consignment Agreement”).  All terms not otherwise defined herein shall have the meaning ascribed to the Consignment Agreement.

The purpose of this letter is to notify Sovereign, as agent for the Institutions, that the Consignees desire to terminate the Consignment Agreement and is hereby requesting the consent of the Institutions.

By signing below, the Institutions agree to the termination of the Consignment Agreement provided the Institutions receive payment in full for all outstanding Obligations (as defined in the Consignment Agreement) on or before December 4, 2006 either (i) by payment in full in an amount equal to the Fair Market Value on the date following such sale of the Consigned Precious Metal or (ii) Redelivery of Precious Metal (in bullion form), in an amount (measured in troy ounces) equal to the amount of Consigned Precious Metal.  Futhermore, the Institutions are requiring that the Consignees give them at least 2 days prior to notice of the termination.  At such time, Agent, on behalf of the Institutions, will provide a pay off letter which shall include, in addition to other things, an agreement to release all liens filed against the personal property of the Consignees and return of all original documents executed in connection with the Consignment Agreement.

Sincerely,

FINLAY FINE JEWELRY CORPORATION

By:

 /s/ Bruce E. Zurlnick

Title: Senior Vice President, Treasurer and

         Chief Financial Officer

EFINLAY, INC.

By:

 /s/ Bruce E. Zurlnick

Title: Senior Vice President, Treasurer and

         Chief Financial Officer

AGREED

SOVEREIGN BANK, as Agent

By:

 /s/ Janice Stinchfield

Title: Vice President

SOVEREIGN PRECIOUS METALS, LLC, as Agent

By:

 /s/ Janice Stinchfield

Title: Vice President